SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): April 29, 1999





                            COMSTOCK RESOURCES, INC.
             (Exact name of registrant as specified in its charter)




       NEVADA                        0-16741                   94-1667468
(State or other jurisdiction       (Commission               (I.R.S. Employer
  of incorporation)                File Number)           Identification Number)




                   5005 LBJ Freeway, Suite 1000, Dallas, Texas
                      75244 (Address of principal executive
                                    offices)


                                 (972) 701-2000
                          (Registrant's Telephone No.)

Item 5.Other Events

     On April 29, 1999, Comstock Resources, Inc. (the "Company") closed the sale of $150 million in aggregate principal amount of 11.25% Senior Notes due in 2007 (the "Senior Notes"). Interest on the Senior Notes is payable semiannually on May 1 and November 1, commencing on November 1, 1999. The Senior Notes were priced at a discount to yield 11.35% and proceeds from the sale of the Senior Notes were used to reduce amounts outstanding under the Company's bank credit facility. The Senior Notes are unsecured obligations of the Company and guaranteed by all of the Company's principal operating subsidiaries. The Company can redeem the Senior Note beginning on May 1, 2004.

     Concurrently with the sale of the Senior Notes, the Company also sold 1,948,001 shares of its Series A 1999 Convertible Preferred Stock, $10 par value and 1,051,999 shares of its Series B 1999 Non-Convertible Preferred Stock, $10 par value (the "Preferred Stock"), in a private placement for $30 million to certain funds and institutions for which Trust Company of the West serves as investment manager and to Pacific Life Insurance Company and Aquila Energy Capital Corporation. The proceeds from the private placement were used to reduce amounts outstanding under the Company's bank credit facility. The Preferred Stock accrues dividends at an annual rate of 9% and are payable quarterly in cash or in shares of the Company's common stock, at the election of the Company. Shares of the Series A 1999 Convertible Preferred Stock are convertible, at the option of the holder, into shares of common stock of the Company. Based on the initial conversion price of $4.00 per share of common stock, each share of Series A 1999 Convertible Preferred Stock is convertible into 2.5 shares of common stock. At the Company's upcoming annual meeting of stockholders to be held on June 23, 1999, the Company is asking its stockholders to approve the issuance by the Company of 1,051,999 shares of Series A 1999 Convertible Preferred Stock upon conversion by the Company of the Series B 1999 Non-Convertible Preferred Stock into shares of Series A 1999 Convertible Preferred Stock.

     In connection with the sale of the Senior Notes and the Preferred Stock, the Company entered into a new $162.5 million revolving credit facility with The First National Bank of Chicago as administrative agent and a syndicate of banks. As of April 29, 1999, the Company has $104.0 million outstanding under the new bank credit facility.



Item 7. Financial Statements, Proforma Financial Information and Exhibits

        Exhibits

        4.1 Certificate of Voting Powers, Designations, Preferences, and Relative, Participating, Optional or Other Special Rights of the Series A 1999 Convertible Preferred Stock and Series B 1999 Non-Convertible Preferred Stock.

        4.2 Fifth Amendment to the Rights Agreement between the Company and American Stock Transfer & Trust Company as Rights Agent dated April 29, 1999.

        10.1 Stock Purchase Agreement dated April 29, 1999 between the Company and certain purchasers.

        10.2 Credit Agreement dated as of April 29, 1999 between the Company and its principal operating subsidiaries, the lenders party thereto from time to time, The First National Bank of Chicago, as Administrative Agent, Toronto Dominion (Texas), Inc., as Syndication Agent, and Paribas, as Documentation Agent.

        10.3 Placement Agreement dated April 26, 1999 between the Company and Morgan Stanley & Co. Incorporated, Banc One Capital Markets, Inc., TD Securities (USA) Inc. and Paribas Corporation.

        10.4 Registration Rights Agreement dated April 29, 1999 between the Company and Morgan Stanley & Co. Incorporated, Banc One Capital Markets, Inc., TD Securities (USA) Inc. and Paribas Corporation.

        10.5 Indenture dated as of April 29, 1999 between the Company and U.S. Trust Company of Texas, N.A., Trustee for the $150,000,000 11 1/4% Senior Notes due 2007.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            COMSTOCK RESOURCES, INC.



Dated: May 4, 1999           By:/s/ROLAND O. BURNS
                                ---------------------
                                ROLAND O.  BURNS  Senior  Vice  President,
                                Chief  Financial Officer,  Secretary,  and
                                Treasurer (Principal Financial and
                                Accounting Officer)

                             EXHIBIT INDEX


   Exhibit                                                                 Page
   Number                       Description                               Number
   ------                       -----------                               ------

     4.1       Certificate    of    Voting    Powers,    Designations,     E-2
               Preferences, and Relative,  Participating,  Optional or
               Other Special Rights of the Series A 1999 Convertible Preferred Stock and Series B 1999 Non- Convertible Preferred Stock.

     4.2       Fifth  Amendment  to the Rights  Agreement  between the     E-27
               Company and American  Stock Transfer & Trust Company as
               Rights Agent dated April 29, 1999.

    10.1       Stock Purchase  Agreement  dated April 29, 1999 between     E-30
               the Company and certain purchasers.

    10.2       Credit Agreement dated as of April 29, 1999 the Company     E-58
               and its principal operating subsidiaries, the lenders party thereto from time to time, The First National
               Bank  of  Chicago,  as  Administrative  Agent,  Toronto
               Dominion  (Texas),  Inc.,  as  Syndication  Agent,  and
               Paribas, as Documentation Agent.

    10.3       Placement  Agreement  dated April 26, 1999  between the     E-111
               Company and Morgan Stanley & Co. Incorporated, Banc One
               Capital  Markets,  Inc., TD  Securities  (USA) Inc. and
               Paribas Corporation.

    10.4       Registration  Rights  Agreement  dated  April 29,  1999     E-129
               between   the   Company   and  Morgan   Stanley  &  Co.
               Incorporated,   Banc  One  Capital  Markets,  Inc.,  TD
               Securities (USA) Inc. and Paribas Corporation.

    10.5       Indenture  dated  as of  April  29,  1999  between  the     E-144
               Company and U.S. Trust Company of Texas, N.A., Trustee for the $150,000,000 11 1/4% Senior Notes due 2007.


                                  E-1